UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

Geopulse Exploration Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-137519	20-2815911
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

360 Main Street Washington, VA		22747
(Address of Principal Executive Office)		(Zip Code)

540-675-3149
(Registrant’s telephone number, including area code

Suite 1200, Kunxun Tower 9 Zhichun Avenue, Haidian District Beijing, P.R. China
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On February 1, 2010, Geopulse Exploration Inc. (the “Company”) entered into a material definitive agreement with Belmont Partners, LLC by which Belmont acquired one million two hundred sixteen thousand (1,216,000) shares of the Company’s common stock.  Following the transaction, Belmont Partners, LLC controls approximately 51.09% of the Company’s outstanding capital stock.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2010, Joseph Meuse was appointed to the Board of Directors as well as  President of the Company.   On the same date, Zhipeng Cai resigned from all positions held in the Company.

Set forth below is certain biographical information regarding the new Director and Officer:

Appointment of Joseph Meuse:  Director and President of the Company.

Joseph Meuse, age 39, resides in Warrenton, VA.  Mr. Meuse has been involved with corporate restructuring since 1995.  He is the Managing Member of Belmont Partners, LLC and was previously a Managing Partner of Castle Capital Partners. Additionally, Mr. Meuse maintains a position as a Board Member of numerous public companies.  Mr. Meuse attended the College of William and Mary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Geopulse Exploration Inc.
(Registrant)

Date:	February 3, 2010	Joseph Mesue
*Signature

President
Title